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                                                                     Exhibit (j)




                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
ING Investors Trust:

We consent to the references to our firm under the headings "Independent Auditors" in both the Retirement Class Prospectuses dated August 1, 2003 and in the Retirement Class Statement of Additional Information also dated August 1, 2003.

/s/KPMG LLP

Boston, Massachusetts
July 28, 2003